Macy’s, Inc. Reports Third Quarter 2019 Earnings

•	Comparable sales decline of 3.9% on an owned basis; decline of 3.5% on an owned plus licensed basis

•	Diluted EPS of $0.01 and Adjusted Diluted EPS of $0.07

•	Company lowered its annual sales and EPS guidance

•	Company prepared to execute a strong holiday season

CINCINNATI--November 21, 2019-- Macy’s, Inc. (NYSE: M) today reported results for the third quarter 2019. The company also lowered its annual sales and EPS guidance for fiscal 2019.

Financial Highlights

	Third Quarter		Year to Date
(in millions)	2019	2018	2019	2018
Net sales	$5,173	$5,404	$16,223	$16,516
Comparable sales
Owned	(3.9)%	3.1%	(1.0)%	2.4%
Owned plus licensed	(3.5)%	3.3%	(0.8)%	2.7%
53rd week shifted calendar (owned plus licensed)*		4.1%		2.6%

Net income attributable to Macy’s, Inc. shareholders	$2	$62	$224	$368
Earnings before interest, taxes, depreciation and amortization	$300	$381	$1,147	$1,374
Diluted earnings per share	$0.01	$0.20	$0.72	$1.18

Adjusted Net income attributable to Macy’s, Inc. shareholders	$21	$83	$246	$451
Adjusted Earnings before interest, taxes, depreciation and amortization	$325	$407	$1,175	$1,478
Adjusted Diluted earnings per share	$0.07	$0.27	$0.79	$1.45
*Comparable sales adjusted for the impact of the 53rd week reflect a shift of the company's 2017 calendar to align with 2018 on a like-for-like basis.
Note: Adjusted metrics reflect the exclusion of certain items from the respective financial measures. Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

“After seven consecutive quarters of comparable sales growth, we experienced a deceleration in our third quarter sales. While we anticipated a negative comp as we were lapping a very strong third quarter last year, the sales deceleration was steeper than we expected. However, having cleared the excess inventory we faced earlier in the year, we were able to take a more balanced approach to sales and profit in the quarter, resulting in significantly improved margin compression versus the first half of the year,” said Jeff Gennette, chairman and chief executive officer of Macy’s, Inc. “Our third quarter sales were impacted by the late arrival of cold weather, continued soft international tourism and weaker than anticipated performance in lower tier malls. We also experienced a temporary impact on our e-commerce business due in part to work on the site in preparation for the fourth quarter. The team has completed that work, the site is upgraded and our customers can expect an improved experience this holiday season. Based primarily on the impact of our third quarter sales trend, we are updating our annual guidance.”

“We have confidence in our holiday strategies. The Macy’s, Bloomingdales and Bluemercury teams are aligned and committed to delivering a great experience for our customers in our stores, on our digital sites and through our mobile apps. We have fully updated our Growth150 stores and completed the 2019 expansion of Backstage. We have curated an expanded gift assortment with great values in all categories and developed a powerful marketing calendar for both our best and occasional customers. This holiday season, we also have even more flexible, secure and convenient fulfillment options for our customers including Pick Up in Store and Same Day Delivery,” continued Gennette.

Asset Sale Gains

Asset sale gains for the third quarter of 2019 totaled $17 million pre-tax, or $13 million after-tax. This compares to the third quarter of 2018, when asset sale gains totaled $42 million pre-tax, or $31 million after-tax.

Asset sale gains for the 39 weeks ended November 2, 2019 totaled $67 million pre-tax, or $49 million after-tax. This compares to the 39 weeks ended November 3, 2018, when asset sale gains totaled $111 million pre-tax, or $84 million after-tax.

Updated Guidance

Macy's, Inc. is updating its previously provided annual guidance. Highlights of these revisions include:

	Revised 2019 Annual Guidance	Prior 2019 Annual Guidance
Comparable sales (owned plus licensed)	Down 1.5% to down 1.0%	Flat to up 1%
Comparable sales (owned)	Approximately 20 basis points below comparable sales on an owned plus licensed basis	Flat to up 1%
Net sales	Down 2.5% to down 2.0%	Approximately flat
Adjusted Diluted earnings per share	$2.57 to $2.77	$2.85 to $3.05
Asset sale gains	Approximately $150 million (or $0.37 per share)	Approximately $100 million (or $0.25 per share)
Annual tax rate	23%	23%

Complete guidance can be found in the presentation posted on the company’s investor relations website at www.macysinc.com/investors.

Investor Day

Macy’s, Inc. will host an Investor Day at 8:00 a.m. ET on Wednesday, February 5, 2020, at the New York Stock Exchange. At that time, the management team will share details of the Macy’s, Inc. growth strategy and three-year plan.

Macy’s, Inc.’s webcast, along with the associated presentation, will be accessible to the media and general public via the company's investor relations website.

About Macy's, Inc.

Macy’s, Inc. is one of the nation’s premier retailers, with fiscal 2018 sales of $24.971 billion and approximately 130,000 employees. The company operates approximately 680 department stores under the nameplates Macy’s and Bloomingdale’s, and approximately 190 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, and Macy’s Backstage. Macy’s, Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate headquarters in Cincinnati, Ohio, and New York, New York.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of federal tax reform and potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.’s call with analysts and investors will be held today (November 21, 2019) at 8:00 a.m. ET. The webcast, along with the associated presentation, is accessible to the media and general public via the company's investor relations website at www.macysinc.com/investors. Analysts and investors may call in on 1-888-254-3590, passcode 5793222. A replay of the conference call and slides can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Contacts:
Media – Blair Fasbender Rosenberg
646-429-6032
media@macys.com

Investors – Mike McGuire
513-579-7780
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1 and Note 2)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended
	November 2, 2019		November 3, 2018
	$	% to Net sales	$	% to Net sales

Net sales	$5,173		$5,404

Credit card revenues, net	183	3.5%	185	3.4%

Cost of sales	(3,106)	(60.0%)	(3,226)	(59.7%)

Selling, general and administrative expenses	(2,202)	(42.6%)	(2,255)	(41.7%)

Gains on sale of real estate	17	0.3%	42	0.8%

Restructuring and other costs	(13)	(0.2%)	(3)	(0.1%)

Operating income	52	1.0%	147	2.7%

Benefit plan income, net	8		9

Settlement charges	(12)		(23)

Interest expense, net	(48)		(59)

Income before income taxes	—		74

Federal, state and local income tax benefit (expense)	2		(12)

Net income	2		62

Net loss attributable to noncontrolling interest	—		—

Net income attributable to Macy's, Inc. shareholders	$2		$62

Basic earnings per share attributable to Macy's, Inc. shareholders	$0.01		$0.20

Diluted earnings per share attributable to Macy's, Inc. shareholders	$0.01		$0.20

Average common shares:
Basic	309.9		308.1
Diluted	311.0		312.2

End of period common shares outstanding	309.0		307.2

Supplemental Financial Measures:
Gross Margin (Note 3)	$2,067	40.0%	$2,178	40.3%
Depreciation and amortization expense	$252		$248

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1 and Note 2)
(All amounts in millions except percentages and per share figures)

	39 Weeks Ended		39 Weeks Ended
	November 2, 2019		November 3, 2018
	$	% to Net sales	$	% to Net sales

Net sales	$16,223		$16,516

Credit card revenues, net	531	3.3%	528	3.2%

Cost of sales	(9,905)	(61.1%)	(9,927)	(60.1%)

Selling, general and administrative expenses	(6,489)	(40.0%)	(6,501)	(39.4%)

Gains on sale of real estate	67	0.4%	111	0.7%

Impairment, restructuring and other costs	(16)	(0.1%)	(39)	(0.2%)

Operating income	411	2.5%	688	4.2%

Benefit plan income, net	23		31

Settlement charges	(12)		(73)

Interest expense, net	(143)		(187)

Losses on early retirement of debt	—		(5)

Income before income taxes	279		454

Federal, state and local income tax expense	(55)		(96)

Net income	224		358

Net loss attributable to noncontrolling interest	—		10

Net income attributable to Macy's, Inc. shareholders	$224		$368

Basic earnings per share attributable to Macy's, Inc. shareholders	$0.72		$1.20

Diluted earnings per share attributable to Macy's, Inc. shareholders	$0.72		$1.18

Average common shares:
Basic	309.6		307.5
Diluted	311.3		311.2

End of period common shares outstanding	309.0		307.2

Supplemental Financial Measures:
Gross Margin (Note 3)	$6,318	38.9%	$6,589	39.9%
Depreciation and amortization expense	$725		$718

MACY’S, INC.

Consolidated Balance Sheets (Unaudited) (Note 2)
(millions)

	November 2, 2019	February 2, 2019	November 3, 2018
ASSETS:
Current Assets:
Cash and cash equivalents	$301	$1,162	$736
Receivables	175	400	180
Merchandise inventories	7,256	5,263	7,147
Income tax receivable	1	—	10
Prepaid expenses and other current assets	568	620	594
Total Current Assets	8,301	7,445	8,667

Property and Equipment – net	6,558	6,637	6,572
Right of Use Assets	2,596	—	—
Goodwill	3,908	3,908	3,908
Other Intangible Assets – net	440	478	481
Other Assets	744	726	733

Total Assets	$22,547	$19,194	$20,361

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$6	$43	$65
Merchandise accounts payable	3,427	1,655	3,381
Accounts payable and accrued liabilities	3,046	3,366	2,998
Income taxes	—	168	—
Total Current Liabilities	6,479	5,232	6,444

Long-Term Debt	4,677	4,708	5,469
Long-Term Lease Liabilities	2,819	—	—
Deferred Income Taxes	1,200	1,238	1,185
Other Liabilities	1,315	1,580	1,618
Shareholders' Equity:
Macy's, Inc.	6,057	6,436	5,667
Noncontrolling interest	—	—	(22)
Total Shareholders' Equity	6,057	6,436	5,645

Total Liabilities and Shareholders’ Equity	$22,547	$19,194	$20,361

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited) (Note 2 and Note 4)
(millions)

	39 Weeks Ended	39 Weeks Ended
	November 2, 2019	November 3, 2018
Cash flows from operating activities:
Net income	$224	$358
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	16	39
Settlement charges	12	73
Depreciation and amortization	725	718
Benefit plans	23	25
Stock-based compensation expense	40	48
Gains on sale of real estate	(67)	(111)
Deferred income taxes	25	62
Amortization of financing costs and premium on acquired debt	1	(5)
Changes in assets and liabilities:
Decrease in receivables	224	163
Increase in merchandise inventories	(1,993)	(1,969)
Decrease in prepaid expenses and other current assets	13	16
Increase in merchandise accounts payable	1,648	1,664
Decrease in accounts payable and accrued liabilities	(470)	(221)
Decrease in current income taxes	(168)	(301)
Change in other assets and liabilities	(81)	(130)
Net cash provided by operating activities	172	429

Cash flows from investing activities:
Purchase of property and equipment	(623)	(468)
Capitalized software	(189)	(209)
Disposition of property and equipment	73	121
Other, net	10	7
Net cash used by investing activities	(729)	(549)

Cash flows from financing activities:
Debt issuance costs	(3)	—
Debt repaid	(42)	(361)
Dividends paid	(349)	(347)
Increase in outstanding checks	49	44
Acquisition of treasury stock	(1)	—
Issuance of common stock	6	41
Proceeds from noncontrolling interest	—	7
Net cash used by financing activities	(340)	(616)

Net decrease in cash, cash equivalents and restricted cash	(897)	(736)
Cash, cash equivalents and restricted cash beginning of period	1,248	1,513

Cash, cash equivalents and restricted cash end of period	$351	$777

MACY’S, INC.

Consolidated Financial Statements (Unaudited)

Notes:

(1)
As a result of the seasonal nature of the retail business, the results of operations for the 13 and 39 weeks ended November 2, 2019 and November 3, 2018 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)
The results for the 13 and 39 weeks ended November 2, 2019 reflect the adoption of Accounting Standards Update 2016-02 (ASU 2016-02), Leases, on February 3, 2019, utilizing the modified retrospective approach which allowed for transition in the period of adoption.

(3)	Gross margin is defined as net sales less cost of sales.

(4)
Restricted cash of $50 million and $41 million have been included with cash and cash equivalents for the 39 weeks ended November 2, 2019 and November 3, 2018, respectively. Further, reclassifications were made to certain prior period's amounts to conform with the classifications of such amounts in the most recent period.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis and changes in comparable sales on an owned plus licensed basis adjusted for the 53rd week calendar shift, which include adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share attributable to Macy's, Inc. shareholders that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

The reconciliation of the forward-looking non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis to GAAP comparable sales (i.e., on an owned basis) is in the same manner as illustrated below, except that the impact of growth in comparable sales of departments licensed to third parties is the only reconciling item. In addition, the company does not provide the most directly comparable forward-looking GAAP measure of diluted earnings per share attributable to Macy’s, Inc. shareholders excluding certain items because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Changes in Comparable Sales

	13 Weeks Ended November 2, 2019	39 Weeks Ended November 2, 2019

Decrease in comparable sales on an owned basis (Note 5)	(3.9)%	(1.0)%

Comparable sales growth impact of departments licensed to third parties (Note 6)	0.4%	0.2%

Decrease in comparable sales on an owned plus licensed basis	(3.5)%	(0.8)%

	13 Weeks Ended November 3, 2018	39 Weeks Ended November 3, 2018

Increase in comparable sales on an owned basis (Note 5)	3.1%	2.4%

Comparable sales growth impact of departments licensed to third parties (Note 6)	0.2%	0.3%

Increase in comparable sales on an owned plus licensed basis	3.3%	2.7%

Impact of 53rd Week Shifted Calendar	0.8%	(0.1)%

53rd Week Shifted Calendar comparable sales on an owned plus licensed basis (Note 7)	4.1%	2.6%

Notes:

(5)
Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(6)
Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

(7)
Represents comparable sales on an owned plus licensed basis that incorporates a shift of the company's fiscal 2017 calendar to align with fiscal 2018 on a like-for-like basis as a result of the 53rd week in fiscal 2017.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

Earnings before Interest, Taxes, Depreciation and Amortization, Net Income and Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

•	EBITDA and adjusted EBITDA are reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted net income attributable to Macy’s, Inc. shareholders is reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted diluted earnings per share attributable to Macy’s, Inc. shareholders is reconciled to GAAP diluted earnings per share attributable to Macy’s, Inc.

Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	November 2, 2019	November 3, 2018

Net income attributable to Macy's, Inc. shareholders	$2	$62
Interest expense, net	48	59
Federal, state and local income tax expense (benefit)	(2)	12
Depreciation and amortization	252	248
EBITDA	300	381
Restructuring and other costs	13	3
Settlement charges	12	23
Adjusted EBITDA	$325	$407

	39 Weeks Ended	39 Weeks Ended
	November 2, 2019	November 3, 2018

Net income attributable to Macy's, Inc. shareholders	$224	$368
Interest expense, net	143	187
Losses on early retirement of debt	—	5
Federal, state and local income tax expense	55	96
Depreciation and amortization	725	718
EBITDA	1,147	1,374
Impairment, restructuring and other costs (Note 8)	16	31
Settlement charges	12	73
Adjusted EBITDA	$1,175	$1,478

Note 8: The above pre-tax adjustments for the 39 weeks ended November 3, 2018 exclude impairment, restructuring and other costs attributable to the noncontrolling interest shareholder of $8 million.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders

	13 Weeks Ended		13 Weeks Ended
	November 2, 2019		November 3, 2018

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$2	$0.01	$62	$0.20
Restructuring and other costs	13	0.04	3	0.01
Settlement charges	12	0.04	23	0.08
Income tax impact of certain items identified above	(6)	(0.02)	(5)	(0.02)
As adjusted	$21	$0.07	$83	$0.27

	39 Weeks Ended		39 Weeks Ended
	November 2, 2019		November 3, 2018

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$224	$0.72	$368	$1.18
Impairment, restructuring and other costs (Note 9)	16	0.05	31	0.10
Settlement charges	12	0.04	73	0.23
Losses on early retirement of debt	—	—	5	0.02
Income tax impact of certain items identified above	(6)	(0.02)	(26)	(0.08)
As adjusted	$246	$0.79	$451	$1.45

Note 9: The above pre-tax adjustment for the 39 weeks ended November 3, 2018 exclude impairment, restructuring and other costs attributable to the noncontrolling interest shareholder of $8 million.